EXHIBIT 99.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made as of the “Effective Date” defined below, by and between, on the one hand, Newport International Group, Inc. (“Newport”) and, on the other hand, Robinson Reed, Inc. (“Robinson Reed”) and First Capital Holdings International, Inc. (“First Capital”) (collectively “Stockholders”).

Recitals

A.         A dispute (“Dispute”) has arisen between Newport and the Stockholders related to the parties’ rights and privileges under Amendment No. 1 to Common Stock Purchase Agreement, Registration Rights Agreement and Escrow Agreement (“Amendment”), dated November 2, 2004, and the Common Stock and Warrant Purchase Agreement (“Stock Purchase Agreement”) dated August 27, 2004. The Dispute specifically includes allegations that Newport acted improperly in forming the Stock Purchase Agreement and the Amendment, that Newport breached the Stock Purchase Agreement or the Amendment, that the text of the Amendment was improperly altered, and any issues arising from the exercise of put options granted pursuant to the Amendment.

B.          Newport and Robinson Reed desire to resolve their differences completely and to resolve the Dispute on the terms and conditions set forth herein.

Agreements

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Settlement Terms

a.     Newport shall issue 500,000 shares of its common stock to Robinson Reed and 500,000 shares of its common stock to First Capital within 10 days of execution of this Agreement (the “Stock”). The Stock shall be issued in accordance with all applicable terms of the Stock Purchase Agreement and the parties’ Registration Rights Agreement, dated August 27, 2004, which are incorporated herein by reference. The Registration Rights Agreement is amended to apply to the Stock, and, accordingly, the term “Registrable Securities” in the Registration Rights Agreement is hereby modified to include the Stock.

b.     Robinson Reed and First Capital shall not have the right to sell the Stock back to Newport at any price (no put options).

c.     The outstanding warrants for Newport common stock held by Robinson Reed and First Capital (the “Warrants”) are hereby modified to have a Warrant Price equal to $.45, subject to adjustment after the date hereof in accordance with their terms. The instruments governing the terms of the Warrants, each of which is entitled Warrant to Purchase Shares of Common Stock of Newport International Group, Inc. (the “Warrant Instruments”) are hereby amended to provide that the Warrant Price is $0.45, subject to adjustment after the date hereof in accordance with the anti-dilution and equal-weighting terms of the Warrant Instruments.

d.     Fifty percent of any amount tendered by Robinson Reed or First Capital to exercise any of the Warrants shall be placed by Robinson Reed or First Capital into an escrow account held by a third-party escrow agent as collateral for the exercise by Robinson Reed of the put options granted under the Stock Purchase Agreement. The placement of such funds into escrow shall constitute payment of the Warrant Price to Newport. The escrow agent and the escrow arrangements shall be approved by all parties and shall satisfy the requirements of Section 1(f), below.

e.     Within 10 days of the closing of the next round of private placement financing by Newport, $300,000 of the proceeds of such financing shall be placed into an escrow account held by a third-party escrow agent as collateral for the exercise by Robinson Reed of the put options granted under the Stock Purchase Agreement. If the amount of the next round of financing is less than $300,000, all of the proceeds of such financing shall be placed in escrow, and the preceding sentence shall apply to subsequent rounds until the amount of funds paced in escrow pursuant to this section has reached $300,000. The escrow agent and the escrow arrangements shall be approved by all parties and shall satisfy the requirements of Section 1(f), below.

f.      If Newport does not honor any put option granted under the Stock Purchase Agreement by paying the Put Option Price to Robinson Reed in cash within 10 business days from the date of the Put Option Notice, any funds then held in escrow pursuant to Section 1(d) or Section 1(e) shall be released to Robinson Reed upon its demand and shall constitute a payment against the Put Option Price; provided that the amount of the funds released shall not exceed the amount of the Put Option Price that is unpaid. If such funds, together with any other cash paid by Newport to Robinson Reed with respect to the Put Option Price, are not sufficient to pay the Put Option Price in full, Newport shall issue a promissory note to Robinson Reed for the shortfall. Any such promissory note shall bear interest at the rate of 10% per annum and shall be payable in 24 equal monthly payments of principal and interest over the twenty four months following the date of the Put Option Notice. Any such promissory note shall be convertible into the common stock of Newport based on a conversion price equal to 85% of the average closing bid prices of the common stock for the 10 trading days preceding the conversion of the note by the holder. Any such promissory note shall be in the form of Exhibit A attached hereto and incorporated herein by reference. The Registration Rights Agreement shall apply to any stock issued upon conversion of the note (the “Conversion Shares”) and, accordingly, the term “Registrable Securities” in the Registration Rights Agreement is hereby modified to include the Conversion Shares. Any promissory note issued hereunder shall be of equal seniority with Newport’s most senior unsecured indebtedness. The escrow arrangements shall prohibit Newport from withdrawing any funds held in escrow pursuant to Section 1(d) or Section 1(e) without the written consent of Robinson Reed, except that after the satisfaction or expiration unexercised of all put options granted under the Stock Purchase Agreement, any funds remaining in such escrow shall be released automatically to Newport. Within 30 days of the date of this Agreement, the parties shall agree on the identity of the escrow agent and the form of an agreement to be executed with the escrow agent to govern the terms of the escrow. The Amendment is amended to conform with this Agreement to the extent that is inconsistent with the terms hereof.

g.     The Stock Purchase Agreement is hereby amended to provide that the put options to sell the 1,000,000 shares issued at the First Closing shall be effective on February 19, 2006, and the put options to sell the 1,000,000 shares issued at the Second Closing shall be effective on March 19, 2006. The put options shall remain in effect for 12 months after their effective date as provided in the Stock Purchase Agreement.

h.     Within 24 hours of execution of this Agreement, Newport shall issue instructions to its transfer agent to transfer 56,613 shares of freely-tradable, Newport common stock to Robinson Reed’s account and 56,613 shares of freely-tradable, Newport common stock to First Capital’s account.

i.      For a period of six months from the date this Agreement is executed, Robinson Reed shall have a right of first refusal on any financing arrangements offered to Newport. During this period, Newport shall present the terms of any bona fide offer of financing that it receives to Robinson Reed in writing, and Robinson Reed shall have 5 business days to match or exceed that offer in writing.

j.      Newport shall pay to each Stockholder the amount of $12,500 upon execution of this Agreement.

2.	Registration Rights

All terms of the Stock Purchase Agreement, the Amendment, the Registration Rights Agreement dated August 27, 2004, the Escrow Agreement dated August 27, 2004, the Settlement Agreement and Release dated December 3, 2005, the Warrant Instruments and any and all other written agreements between Newport and either or both of the Stockholders executed prior to the Effective date (all of the agreements listed in the foregoing sentence being referred to as the “Prior Agreements”) that are not modified or superseded by this Agreement shall survive this Agreement and remain in full force and effect. Newport shall use its best efforts to promptly register the Stock and any Conversion Shares that are issued. The “Filing Date,” as defined by the Registration Rights Agreement, shall be the date which is 60 days from the execution of this Agreement except that, in the case of Conversion Shares, the Filing Date shall be the date which is 60 days from the election of the holder to convert the note. The penalties set forth in Section 7(d) of the Registration Rights Agreement shall apply to this Agreement, including the requirement that Newport pay liquidated damages if certain conditions are not met, including timely filing and effectiveness of a registration statement.

3.	Mutual Releases

a.     Except for the terms and obligations set forth in this Agreement or in any of the Prior Agreements that survive this Agreement as set forth in Section 2, above, Newport, on the one hand, and Robinson Reed and First Capital, on the other hand, hereby irrevocably release and discharge each other, their successors, assigns, affiliates, partners, officers, directors, agents, privies, employees, managers, attorneys, accountants, and insurers from any claim, cause or right of action, liability, or allegation of wrongdoing of any kind, type, or nature, whether presently known or unknown, accrued or not accrued, which each of them may have against the other arising from acts or omissions prior to the Effective Date, including, but not limited to, those arising out of the Dispute or the matters alleged therein.

b.     Regardless of any implications or inferences to the contrary, the parties hereto, and each of them, acknowledge, covenant, and agree that the discharges, waivers, and releases in this Agreement are not and shall not at any time in the future be construed or deemed for any purposes to be an admission of any wrongdoing or liability by any party hereto or their successors, assigns, affiliates, partners, officers, directors, agents, privies, employees, managers, insurers, attorneys or accountants.

c.     The parties warrant and represent that they have not transferred, assigned or otherwise conveyed, in whole or in part, any claims, rights, or causes of action, asserted or unasserted, which they might have or claim against any other party to this Agreement or their successors, assigns, affiliates, partners, officers, directors, agents, privies, employees, managers, insurers, attorneys or accountants, and which arise from or which relate in any way to the Dispute.

d.     The parties warrant and represent that it is their understanding and intent that the terms of the parties’ outstanding agreements survive this Agreement, but that any claims arising from a purported breach of said agreements occurring prior to the date of this Agreement, and any other claims arising prior to the date of this Agreement, are released.

e.     Notwithstanding anything to the contrary contained herein, Jenkins & Gilchrist and its affiliates, successors and assigns are expressly excluded from the persons released and discharged by this Agreement.

4.	Waiver of Section 1542 Rights

a.     Section 1542. The Parties acknowledge and agree that they give up their rights under the provisions of Section 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

b.     Section 1542 Explained. The Parties understand, and their attorneys have explained, the importance, meaning and legal effect of this code section and this entire Agreement.

c.     Take Chances As To Unknown. The Parties know that they may have serious damage or losses which they know nothing about concerning the matters which are the subject of the release of all claims set forth in Paragraph 3 hereof, but as to them, they take their chances and release all claims and causes of action which may relate or arise from those damages and losses.

d.     Agreement Conditioned Upon Release of Unknown and Unanticipated Claims. The Parties understand that the other would not have agreed to the terms of this Agreement if it did not cover all losses, damage and injury which may be presently unknown to them and unanticipated by them. The Parties understand that they are giving up not only their present claims and rights but also all future claims and rights arising from acts or omissions prior to the Effective Date including, but not limited to, all past, present and future claims for loss or damage relating to the Dispute, regardless of whether those claims are know or unknown at this time, or discovered at some future date.

5.             Time is of the Essence. Time is of the essence of this Agreement and each term and provision hereof.

6.             Binding Effect. This Agreement (including the releases set forth in Paragraph 3 above) shall be binding upon and shall inure to the benefit of the parties and their respective officers, directors, agents, employees, servants, predecessors, successors, assigns, affiliates, insurers, heirs, personal representatives, and all other persons claiming through any of them.

7.             Third-Party Beneficiaries. There are no third-party beneficiaries to this Agreement except for those persons identified in the release provisions of this Agreement (Paragraph 6). All parties released pursuant to Paragraph 6 hereof are expressly designated as actual and intended third-party beneficiaries of such release provisions.

8.             Notices and Change of Address. All notices, requests, demands, and other communications required, permitted or to be made under this Agreement shall be in writing; shall be hand or carrier-delivered, delivered by reputable overnight delivery service (e.g., Federal Express); or delivered by certified mail, return receipt requested; and shall be deemed to have been duly given and made when actually received by the party or by their below-named counsel:

If to Newport:	Newport International Group, Inc.

Attn: Cery Perle, CEO

73061 El Paseo

Suite 202

Palm Desert, CA 92260

With copy to counsel:	David L. Stanton, Esq.
Pillsbury Winthrop Shaw Pittman, LLP

725 S. Figueroa St.

Suite 2800

Los Angeles, California 90017

If to Robinson Reed:	Robinson Reed, Inc.

European Administration:

4 Pikoni Street

P.O. Box 56220

3305 Limassol

Cyprus

Kontaktperson: Geoffrey Magistrate

With copy to counsel:	David C. Ulich, Esq.

Sheppard Mullin Richter & Hampton, LLP

333 S. Hope Street

48th Floor

Los Angeles, CA 90071

Any party or their counsel may alter the address or addresses to which communications or copies are to be sent by giving written notice of such change of address in conformity with the provisions of this Paragraph for the giving of notice. Counsel identified above is hereby authorized to accept service of process in any action commenced to enforce the terms of this agreement.

9.             Attorneys’ Fees. Should any proceedings or litigation be commenced between the parties hereto concerning the terms of this Agreement, or the rights and duties of the parties hereto, the prevailing party in such proceeding or litigation shall be entitled, in addition to such other relief as may be granted, to payment of all of its costs, expenses (including, but not limited to, expert fees), and reasonable attorneys’ fees incurred in connection therewith.

10.          Representations and Warranties. Each party to this Agreement represents, warrants and covenants to the other parties as follows:

a.     This Agreement is the result of negotiations between parties experienced in business and financial affairs who have equal access to information concerning this transaction. The terms and conditions of this Agreement are fair and enforceable. They have obtained legal advice concerning the meaning and effect of this Agreement and they had sufficient time to consider the meaning and effect of this Agreement.

b.     They have taken all necessary action to authorize the execution, delivery, and performance of this Agreement and have the authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, without limitation, the releases provided for in Paragraph 3 above.

c.     The enforceability of this Agreement is not affected by the provisions of any other agreement to which such party is a party and will not conflict with any provision of any law or regulation to which such party is subject.

d.     There are no actions, suits or proceedings pending against such party in any court or by or before any governmental agency or instrumentality and no existing judgments, orders or other restraints, which would materially affect the ability of such party to carry out the transactions contemplated by this Agreement.

11.          Governing Law; Choice of Forum. This Agreement and its creation, perfection and enforcement, shall be governed by and construed in accordance with the substantive laws of the State of California, without giving effect to conflict of laws principles. In regard to any litigation which may arise in regard to this Agreement, or any of the parties’ prior agreements, the parties shall and do hereby submit to the exclusive jurisdiction of, and the parties hereby agree that the proper venue shall be, in the state or federal courts of California situated in Los Angeles County, and such action shall be commenced and maintained in such court.

12.          Construction. This Agreement was drafted initially by the attorneys for Newport as a matter of convenience only and shall not be construed for or against any party on account thereof, but shall be construed according to its plain meaning.

13.          Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

14.          Integration; Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter of this Agreement.

15.          Amendments. This Agreement cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought. The covenant of good faith and fair dealing shall apply, and all parties shall enter into any amendments reasonably requested to effectuate the material terms of this Agreement.

16.          Successors and Assigns. All of the terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Wherever the term “party’ or the name of any particular party is used in this Agreement such term shall include any such permitted successors and assigns.

17.	Headings; Miscellaneous.

a.     The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

b.     Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, or other gender, masculine, feminine or neuter, as the context requires; the words “including,” “includes” and “include” shall mean without limitation by reason of enumeration.

c.     The word “affiliate,” as used herein, shall mean a corporation, limited liability company, partnership, joint venture, association, business trust or similar entity organized under the laws of the United States of America or a State thereof which directly or indirectly controls, is controlled by, or is under common control with any of the parties to this Agreement and, as to natural persons, shall also include the immediate family, spouse, parents, lineal descendants and siblings of such persons, and any other person who resides with the identified persons. For purposes of this definition, “control” means the power to direct the management and policies of an entity through the ownership of at least a majority of its voting securities or otherwise, or the right to designate or elect at least a majority of the members of its governing body by contract or corporate membership rights or otherwise.

d.     The word “person,” as used herein, means an individual, association, unincorporated organization, corporation (for profit or nonprofit), limited liability company, partnership, joint venture, business trust or government or agency or a political subdivision thereof, or any other entity.

18.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument. All counterparts shall be delivered to counsel for Newport.

19.          Effective Date. The Effective Date of this Agreement shall be the date that the last party hereto executes this Agreement.

20.	Signatures

NEWPORT INTERNATIONAL GROUP, INC.

Date: _____________________	By: ____________________________________
Cery Perle

ROBINSON REED, INC.

Date: _____________________	By: ____________________________________
Martin Haugaard

Its: ____________________________________

FIRST CAPITAL HOLDINGS INTERNATIONAL, INC.

Date: _____________________	By: ____________________________________
Martin Haugaard